                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 8, 2000

                                  BY AND AMONG



                             RELIABLE NETWORKS, INC.

                                  NASIR GHESANI

                            9278 COMMUNICATIONS, INC.

                                       AND

                           RELIABLE ACQUISITION CORP.

                                TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                               ----

ARTICLE I             THE MERGER.................................................................................1
         1.01     The Merger; Closing............................................................................1
         1.02     Effective Time.................................................................................2
         1.03     Effects of the Merger..........................................................................2
         1.04     Certificate of Incorporation and Bylaws........................................................2
         1.05     Directors......................................................................................2
         1.06     Officers.......................................................................................2
         1.07     Merger Consideration...........................................................................2
         1.08     Write-off of Certain Accounts Receivable.......................................................3
         1.09     Adjustments to Merger Consideration............................................................3
         1.10     Shareholders' Approval.........................................................................4
         1.11     Filing of Certificate of Merger................................................................4

ARTICLE II            REGISTRATION RIGHTS........................................................................4

         2.01     Definitions....................................................................................4
         2.02     Shelf Registration.............................................................................5
         2.03     Piggyback Registration.........................................................................6
         2.04     Permitted Transferees..........................................................................6
         2.05     Registration Procedures........................................................................6
         2.06     Expenses.......................................................................................8
         2.07     Indemnification................................................................................8
         2.08     Reports Under Securities Exchange Act of 1934..................................................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY SHAREHOLDER..................9

         3.01     Organization...................................................................................9
         3.02     Capitalization.................................................................................9
         3.03     Authorization..................................................................................9
         3.04     Financial Data................................................................................10
         3.05     No Undisclosed Liabilities....................................................................10
         3.06     Title to Assets...............................................................................11
         3.07     Contracts and Commitments.....................................................................11
         3.08     No Adverse Changes............................................................................11
         3.09     Agents........................................................................................11
         3.10     Proprietary Rights............................................................................11
         3.11     Customers and Sales...........................................................................12
         3.12     Manufacturers, Etc............................................................................12
         3.13     Interest in Customers, Suppliers and Competitors..............................................12
         3.14     Real Property.................................................................................12
         3.15     Inventory and Equipment.......................................................................13
         3.16     Accounts Receivable...........................................................................13
         3.17     Permits.......................................................................................13
         3.18     Legal Proceedings.............................................................................13
         3.19     Conduct of Business...........................................................................13
         3.20     Taxes.........................................................................................13
         3.21     Employee Information..........................................................................13

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
                                                                                                               ----
         3.22     Investment Matters............................................................................14
         3.23     Consents......................................................................................14
         3.24     Assets and Liabilities........................................................................14
         3.25     Complete Representations; Full Disclosure.....................................................14

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................14

         4.01     Organization..................................................................................14
         4.02     Capitalization................................................................................15
         4.03     Authority Relative to this Agreement..........................................................15
         4.04     No Violations.................................................................................15
         4.05     Financial Representation......................................................................16
         4.06     Full Disclosure...............................................................................16

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE PARENT..............................................16

         5.01     Organization..................................................................................16
         5.02     Capitalization................................................................................16
         5.03     Authority Relative to this Agreement..........................................................17
         5.04     No Violations.................................................................................17
         5.05     Financial Statements..........................................................................17
         5.06     Litigation....................................................................................18
         5.07     Absence of Certain Changes....................................................................18
         5.08     Full Disclosure...............................................................................18
         5.09     SEC Reports and Financial Statements..........................................................19

ARTICLE VI            COVENANTS.................................................................................19

         6.01     Access to Books and Records...................................................................19
         6.02     Best Efforts..................................................................................19
         6.03     Additional Covenants..........................................................................19

ARTICLE VII           DELIVERIES AT THE CLOSING ................................................................20

         7.01     Mutual Deliveries.............................................................................20
         7.02     Additional Deliveries by the Company..........................................................20
         7.03     Additional Deliveries by the Purchaser and Parent.............................................21

ARTICLE VIII          INDEMNITY.................................................................................21

         8.01     Indemnity.....................................................................................21
         8.02     Indemnification Period........................................................................21
         8.03     Indemnification Procedure.....................................................................21

ARTICLE IX            RESTRICTIVE COVENANT AND CONFIDENTIALITY..................................................22

         9.01     Restrictive Covenant..........................................................................22
         9.02     Confidentiality...............................................................................23

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
                                                                                                               ----
ARTICLE X             TERMINATION...............................................................................24

         10.01    Termination After Effective Time Due to Default in Payment....................................24
         10.02    Termination After Effective Time Due to Termination of Employment.............................24

ARTICLE XI            MISCELLANEOUS.............................................................................25

         11.01    Survival......................................................................................25
         11.02    Brokerage Fees and Commissions................................................................25
         11.03    Expenses......................................................................................26
         11.04    Entire Agreement; Assignment..................................................................26
         11.05    Amendment.....................................................................................26
         11.06    Extension; Waiver.............................................................................26
         11.07    Validity......................................................................................26
         11.08    Notices.......................................................................................26
         11.09    Governing Law.................................................................................27
         11.10    Descriptive Headings..........................................................................27
         11.11    Parties in Interest...........................................................................27
         11.12    Counterparts..................................................................................27
         11.13    Specific Performance..........................................................................27

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 8, 2000, by and among Reliable Networks, Inc., a New York corporation (the "Company"), Nasir Ghesani (the "Company Shareholder"), Reliable Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent (the "Purchaser"), and 9278 Communications, Inc., a Delaware corporation (the "Parent").

         WHEREAS, the Board of Directors of the Company, Purchaser and Parent have each determined that it is in the best interests of their respective corporations for the Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, the Board of Directors of the Company, Purchaser and Parent have each approved the merger of the Company with and into the Purchaser (the "Merger") in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the New York Business Corporation Law (the "NYBCL"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, all of the issued and outstanding shares of stock of any class of the Company consists of 200 shares of common stock, without par value (the "Issued Company Shares") which are owned and of record by the Company Shareholder;

         WHEREAS, it is the intent of this Agreement that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Company Shareholder has voted all of the Issued Company Shares in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Purchaser, the Company and the Parent hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 THE MERGER; CLOSING. Upon the terms and subject to the conditions hereof, and in accordance with the NYBCL, the Company shall be merged with and into the Purchaser on the date hereof (the "Closing Date"). The closing shall take place at the offices of Baer Marks & Upham LLP, New York, New York, or such other location designated by the Purchaser (the "Closing"), simultaneously with the execution hereof. At the Closing the Purchaser shall deliver the Merger Consideration, as defined in Section 1.07, to the Company Shareholder and the Company Shareholder shall deliver the Issued Company Shares to the

Purchaser. Following the Merger, the Purchaser shall continue as the surviving corporation and the separate corporate existence of the Company shall cease.

         1.02 EFFECTIVE TIME. Subject to Section 1.01, the Merger shall become effective upon filing with the New York Secretary of State of a Certificate of Merger executed in accordance with the relevant provisions of the NYBCL (the time the Merger becomes effective being the "Effective Time"). The Purchaser shall use its best efforts to file such Certificate of Merger immediately upon Closing. From and after the Effective Time, the Issued Company Shares shall cease to exist.

         1.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the NYBCL. Without limitation, upon the effectiveness of the Merger: (i) the separate existence of the Company shall cease; (ii) the Purchaser as the surviving corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Company and the Purchaser; (iii) all real and personal property, tangible and intangible, of every kind and description belonging to the Company and the Purchaser shall be vested in the Purchaser as the surviving corporation without further act or deed, and the title to any real estate or any interest therein vested in either the Company or the Purchaser shall not revert or in any way be impaired by reason of the Merger; (iv) except as set forth in Section 6.08(a) hereof, the Purchaser as the surviving corporation shall be liable for all the obligations and liabilities of each of the Company and the Purchaser, and any claim existing or action or proceeding pending by or against either the Company or the Purchaser may be enforced against the Purchaser as if the Merger had not taken place; and (v) neither the rights of creditors nor any liens upon or security interests in the property of either the Company or the Purchaser shall be impaired by the Merger.

         1.04 CERTIFICATE OF INCORPORATION AND BYLAWS. Without further action by the Company or the Purchaser, the Certificate of Incorporation and Bylaws of the Purchaser as in effect at the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Purchaser as the surviving corporation.

         1.05 DIRECTORS. The directors of the Purchaser at the Effective Time shall be the initial directors of the Purchaser as the surviving corporation, until their successors shall have been duly elected or appointed and qualified.

         1.06 OFFICERS. The officers of the Purchaser at the Effective Time shall be the initial officers of the Purchaser as the surviving corporation, until their successors have been duly appointed; provided, however, that on the Closing Date, the Company Shareholder shall enter into an Employment Agreement with the Purchaser, as President of the Purchaser, commencing as of the Closing Date, in the form attached hereto as Exhibit A (the "Employment Agreement").

         1.07 MERGER CONSIDERATION. At the Closing, all of the Issued Company Shares shall, by virtue of the Merger, and without any action on the part of the holder thereof, be exchanged for the following consideration (the "Merger Consideration"), subject to adjustment pursuant to Section 1.09 hereof:

                  a) A certified or bank check, or bank wire to an account specified by the Company Shareholder, in the amount of $1,000,000, payable at the Closing (the "Cash Payment");

                  b) A promissory note, in the amount of $400,000, payable twenty (20) days after the Closing Date, in substantially the form attached hereto as Exhibit B (the "Deferred Cash Payment");

                  c) A promissory note, in the amount of $100,000, payable ninety (90) days after the Closing Date, in substantially the form attached hereto as Exhibit C (the "$100,000 Note");

                  d) A promissory note, in the amount of $500,000, payable on the six (6) month anniversary of the Closing Date, in substantially the form attached hereto as Exhibit D (the "$500,000 Note", and together with the $100,000 Note, the "Notes"); and

                  e) 1,000,000 shares of common stock of the Parent, deliverable to the Company Shareholder within ten (10) business days after the Closing Date (the "Merger Shares").

         1.08 WRITE-OFF OF CERTAIN ACCOUNTS RECEIVABLE. Immediately prior to the Closing, the Company shall write off any accounts receivable of the Company which are outstanding for ninety (90) days or more, as of the Closing Date (the "90 Day A/R").

         1.09 ADJUSTMENTS TO MERGER CONSIDERATION. The Merger Consideration shall be subject to adjustment, as follows:

                  a) The Merger Consideration shall (i) be reduced by the amount, if any (the "Deficiency"), by which the accounts payable and other liabilities of the Company, as of the Closing Date (the "Closing Liabilities") exceed the inventory (valued at cost), cash and accounts receivable (not including the 90 Day A/R) of the Company, as of the Closing Date (the "Closing Assets"), or (ii) be increased by the amount, if any (the "Excess"), that the Closing Assets exceed the Closing Liabilities. If there is a Deficiency, the payment obligations of the Purchaser pursuant to the Deferred Cash Payment and/or the Notes shall be reduced by the amount of the Deficiency. If there is an Excess, the Merger Consideration shall be increased by the amount of the Excess and the Parent shall pay to the Company Shareholder an amount equal to the Excess within thirty (30) days after the calculation thereof, but in no event more than forty (40) days after the Closing Date. Such calculations shall be calculated by Purchaser's independent certified public accounting firm and delivered to the Company Shareholder within ten (10) days after the Closing Date, at the Parent's sole cost and expense. For the purposes of such calculations, Closing Liabilities will not include the income tax liabilities of the Company in excess of $100,000. If the Company Shareholder disagrees with the findings of the Purchaser's independent certified public accountant, the parties shall mutually agree on a third party accounting firm to review such calculations. The expense of such third party accountant shall be borne by the Company Shareholder; provided, however, that (i) if such third party accountant's calculations differ from those of the Purchaser's certified public accountant by between one (1%) percent and ten (10%) percent, in favor of the Company Shareholder, then the

Company Shareholder and the Parent shall each pay fifty (50%) percent of the expense for such third party accountant, and (ii) if such third party accountant's calculations differ from those of the Purchaser's certified public accountant by greater than ten (10%) percent, in favor of the Company Shareholder, then such expense shall be borne one hundred (100%) percent by the Parent. The Parent shall pay any undisputed portions of the Excess in a timely fashion without regard to a disagreement on the part of the Company Shareholder. Any additional payment amounts resulting from such dispute shall be paid within fifteen (15) days from the date of resolution.

                  b) On the one (1) year anniversary of the Closing Date (the "Appraisal Date"), the parties shall appraise the fair market value of the Merger Shares issued pursuant to Section 1.07(d) above. For the purposes of this Agreement, if the Parent's common stock is quoted or listed on a securities exchange or automated quotation system, the average of (i) the average bid price for the fifteen (15) consecutive trading days immediately prior to, and the fifteen (15) consecutive trading days immediately after, the Appraisal Date, and
(ii) the average ask price for the fifteen (15) consecutive trading days immediately prior to, and the fifteen (15) consecutive trading days immediately after, the Appraisal Date, shall be used to determine the fair market value of the Merger Shares ("Fair Market Value"). The Company Shareholder shall, in the Lock-up Agreement referred to in Section 2.02(b) hereof, agree not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the Merger Shares until after the Appraisal Date, except as otherwise set forth in the Lock-up Agreement. If the Fair Market Value of the Merger Shares is determined to equal or exceed $4,000,000, no adjustment to the number of Merger Shares issued to the Company Shareholder shall be made. If, however, the Fair Market Value of the Merger Shares is less than $4,000,000, then the Parent shall issue to the Company Shareholder, within twenty-five (25) days of the Appraisal Date, such number of additional shares of common stock of the Parent (the "Additional Shares"), the Fair Market Value of which is equal to the difference between $4,000,000 and the Fair Market Value of the Merger Shares; provided, however, that the number of Additional Shares issued pursuant to this Subsection shall in no event exceed 1,000,000 shares.

         1.10 SHAREHOLDERS' APPROVAL. Prior to the execution of this Agreement, the Purchaser and Company, acting through their respective Boards of Directors, have each, in accordance with applicable law, duly called, given notice of, convened and held a special meeting of their shareholders (or obtain consent) for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby. The Company represents to the Purchaser that all required shareholder action has been taken by it and the Company has provided the Purchaser with a copy of the consent of the Company Shareholder. The Purchaser represents to the Company that all required shareholder action has been taken by it and the Purchaser has provided the Company with a copy of the consent of the Purchaser's sole shareholder.

         1.11 FILING OF CERTIFICATE OF MERGER. Simultaneously herewith, the Company and the Purchaser are executing a Certificate of Merger in the manner required by the NYBCL, which shall be filed immediately following the Closing. The parties hereto shall take all such other and further actions as may be required by law to make the Merger effective.

                                   ARTICLE II

                               REGISTRATION RIGHTS

         2.01 DEFINITIONS. For purposes of this Article II:

                  a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act of 1933, as amended (the "Act") and pursuant to Rule 415 under the Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission (the "SEC").

                  b) The term "Registrable Shares" means the Merger Shares and Additional Shares, if any, as well as any common stock of the Parent issued as a dividend or other distribution with respect to or in exchange for or in replacement of common stock of the Parent.

                  c) The term "Registrable Additional Shares" means the Additional Shares, if any, as well as any common stock of the Parent issued as a dividend or other distribution with respect to or in exchange for or in replacement of common stock of the Parent.

                  d) The term "Registration Statement" means any registration statement or comparable document of the Parent under the Act, through which a public sale or distribution of the Parent's securities may be registered (except a form exclusively for the sale or distribution of securities in connection with an employee or consultant stock option plan or for use exclusively in connection with a business combination), the prospectus contained therein and all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         2.02 SHELF REGISTRATION.

                  a) No later than sixty (60) days after the one (1) year anniversary of the Closing Date (the "Filing Date"), the Parent shall file a Registration Statement (the "Shelf Registration Statement") with the SEC, to provide for the offer and sale of the Registrable Additional Shares, if any. The Parent shall use commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Act by the six (6) month anniversary of the Closing Date.

                  b) Notwithstanding the Parent's obligations as set forth in
Section 2.02(a) hereof, the Company Shareholder shall, at the Closing, enter into a Lock-up Agreement with the Parent, in the form attached hereto as Exhibit E, pursuant to which the Company Shareholder shall agree not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, except as otherwise set forth in the Lock-up Agreement, (i) any of the Merger Shares until after the Appraisal Date, (ii) any of the Registrable Additional Shares until the six
(6) month anniversary of the Appraisal Date, after which time it may dispose of up to fifty (50%) of the Registrable Additional Shares, and (iii) any of the remaining fifty (50%) percent of the Registrable Additional Shares until after the one (1) year anniversary of the Appraisal Date.

         2.03 PIGGYBACK REGISTRATION. Commencing on the Appraisal Date and continuing until such time as the Registrable Shares are freely salable without restriction under Rule 144 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Parent shall determine to proceed with the preparation and filing of a Registration Statement in connection with the proposed offer and sale of any of its securities by it or any of its officers or directors (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Parent will give written notice of such determination to the Company Shareholder. Upon receipt of a written request from the Company Shareholder within thirty (30) days after receipt of any such notice from the Parent, the Parent will, except as herein otherwise provided, cause all the Registrable Shares to be included in such Registration Statement, to the extent requisite to permit the sale or other disposition by the Company Shareholder of the Registrable Shares (hereinafter referred to as "Piggyback Registration"). If any registration pursuant to this Section 2.03 shall be underwritten in whole or in part, the Parent may require that the Registrable Shares requested for inclusion pursuant to this Section 2.03 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Shares requested for inclusion pursuant to this Section 2.03 together with any other shares which have similar piggyback registration rights or otherwise included by selling shareholders (such shares and the Registrable Shares being collectively referred to as the "Requested Stock") would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Parent or interfere with the successful marketing of the shares of stock offered by the Parent, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro-rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent that only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed sixty (60) days after the consummation of the underwritten public offering, which the managing underwriter reasonably determines is necessary in order to effect such offering; provided however, that (except as to holders who are "affiliates" of the Parent) such date shall not be later than the earliest date at which similar restrictions on sales of securities of the Parent by any non-affiliates of the Parent are terminated, released or waived. The obligation of the Parent under this Section
2.03 shall be unlimited as to the number of Registration Statements to which it applies. The rights and obligations of the Company Shareholder pursuant to this
Article II shall extend to any Permitted Transferees (as defined in Section 2.04 hereunder).

         2.04 PERMITTED TRANSFEREES. Notwithstanding the foregoing, the Company Shareholder may transfer any or all of the Registrable Shares, either during his lifetime or on death by will or intestacy, to his "immediate family", as defined in Rule 16a-1 of the General Rules and Regulations of the Exchange Act, or to a trust, the beneficiaries of which are exclusively the Company Shareholder and/or a member or members of the Stockholder's

"immediate family" (for the purposes of this Agreement, any such individuals or entities to whom such permitted transfers shall be made shall be collectively referred to as the "Permitted Transferees"); provided, however, that in any such case it shall be a condition to the transfer that the Permitted Transferee execute an agreement stating that the Permitted Transferee is receiving and holding the Registrable Shares subject to the provisions of this Agreement and the Lock-up Agreement, and there shall be no further transfer of such Registrable Shares except in accordance with the Lock-up Agreement.

         2.05 REGISTRATION PROCEDURES. If and whenever the Parent is required by the provisions of Sections 2.02 or 2.03 to effect the registration of Registrable Shares under the Act, the Parent will:

                  a) Prepare and file with the SEC a Registration Statement with respect to such securities in the time frame required and to cause such Registration Statement to become and remain effective (i) for a period of eighteen (18) months with respect to the Shelf Registration Statement, (ii) for a period of nine (9) months with respect to the Registrable Shares included in a Registration Statement pursuant to Section 2.03 hereof, and (iii) for the maximum period of time the Parent is otherwise obligated to keep any Registration Statement of the type described in Section 2.03 effective; provided, however, that any Registration Statement filed pursuant to Section
2.02 or 2.03 may be kept effective for such lesser period of time until which all Registrable Shares included thereunder are freely salable without restriction under Rule 144, if applicable;

                  b) Prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the period of time described in Section 2.05(a) above;

                  c) Furnish to the Company Shareholder and Permitted Transferees such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  d) Notify the Company Shareholder and Permitted Transferees, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  e) Prepare and promptly file with the SEC and promptly notify the Company Shareholder and Permitted Transferees of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  f) Advise the Company Shareholder and Permitted Transferees, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  g) If the Parent's common stock is then listed on a national securities exchange, cause the Registrable Shares to be listed on such exchange, or if reported on Nasdaq, to be reported on Nasdaq.

         2.06 EXPENSES. With respect to the Shelf Registration Statement, and with respect to each inclusion of Registrable Shares in any additional Registration Statement pursuant to Section 2.03 hereof, the fees, costs and expenses of registration to be borne by the Parent shall include, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Parent and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. The Company Shareholder and Permitted Transferees shall each bear its pro-rata share of the underwriting discounts and commissions and transfer taxes.

         2.07 INDEMNIFICATION. The Parent will indemnify and hold harmless the Company Shareholder and Permitted Transferees, from and against, and will reimburse the Company Shareholder and Permitted Transferees with respect to, any and all loss, damage, liability, cost and expense to which the Company Shareholder or Permitted Transferees may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by (i) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) arise out of any violation or alleged violation by the Parent of any rule or regulation promulgated under the Act or any applicable state securities laws in connection with any such registration; provided, however, that the Parent will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Company Shareholder or a Permitted Transferee in writing specifically for use in the preparation thereof, in which case, the Company Shareholder or a Permitted Transferee shall indemnify and hold harmless the Parent for any loss, damage, liability, cost and expense to which the Parent may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by such untrue statement or alleged untrue statement or omission or alleged omission for up to the aggregate Fair Market Value of such individual's or entity's Registrable Shares.

         2.08 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Company Shareholder and Permitted Transferees the benefits of Rule 144 promulgated under the Exchange Act ("Rule 144") and any other rule or regulation of the

SEC that may at any time permit the Company Shareholder and Permitted Transferees to sell securities of the Parent to the public without registration, the Parent agrees to use its best efforts to:

                  a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  b) File with the SEC in a timely manner all reports and other documents required of the Parent under the Act and the Exchange Act; and

                  c) Furnish to the Company Shareholder and Permitted Transferees, forthwith upon request (i) a written statement by the Parent that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed by the Parent and (iii) such other information as may be reasonably requested in availing the Company Shareholder and Permitted Transferee of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY AND THE COMPANY SHAREHOLDER

         In order to induce the Purchaser and Parent to enter into this Merger Agreement, the Company and the Company Shareholder hereby represent and warrant to the Purchaser and the Parent as follows:

         3.01 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole. Schedule 3.01 sets forth each jurisdiction where the Company is qualified to do business as a foreign corporation. The Company has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Company. The Company has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

         3.02 CAPITALIZATION. The authorized capital stock of the Company consists of 200 shares of common stock, without par value, of which 200 shares (the "Company Shares") are issued and outstanding as of the date hereof. All of the issued and outstanding Company

Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Company Shares, there are no shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer, sell or pay any amount with respect to any of its securities.

         3.03 AUTHORIZATION. The Company and the Company Shareholder each have full right, power and authority to enter into this Agreement. The Company has taken all requisite corporate action in order to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Company Shareholder and constitutes legal, valid and binding obligations thereof, enforceable in accordance with its terms. No consent of any lender, trustee, security holder or any other person or entity is required to be obtained by the Company or the Company Shareholder in connection with the execution, delivery and performance of this Agreement by the Company and the Company Shareholder and the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.03, attached hereto, the execution, delivery and performance of this Agreement by the Company and the Company Shareholder (i) does not violate or constitute a breach of or default under any contract, agreement or commitment to which the Company or the Company Shareholder is a party, under which either of them is obligated or to which either of them or either of their properties is subject; (ii) does not violate any judgment, order, statute, rule or regulation to which the Company or the Company Shareholder is subject or the Certificate of Incorporation or Bylaws of the Company; and (iii) will not result in the creation of any lien on any of the assets of the Company or the Company Shareholder.

         3.04 FINANCIAL DATA. Annexed hereto as Schedule 3.04 is a true and correct copy of the audited financial statements of the Company, consisting of
(i) the Balance Sheets of the Company, as of December 31, 1999 and 1998, (ii) the Income Statements of the Company, as of December 31, 1999, 1998 and 1997, and (iii) the Statements of Cash Flows of the Company, as of December 31, 1999, 1998 and 1997 (the "Financial Statements"). The Financial Statements present fairly the financial condition of the Company at such respective dates and the results of operations of the Company for the respective fiscal periods reported upon therein. The Financial Statements (i) were prepared based upon the Company's past accounting practices and records, which practices and records conform to generally accepted accounting principles consistently applied, and
(ii) fairly reflect the financial condition and results of operations of the Seller for the periods covered thereby.

         3.05 NO UNDISCLOSED LIABILITIES. There are no material liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

                  a) liabilities disclosed in Schedule 3.04, attached hereto;

                  b) liabilities arising pursuant to this Agreement; and

                  c) liabilities incurred in the normal course of business which would not, in aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company.

         3.06 TITLE TO ASSETS. The Company has sole, good and valid title to all of its assets consisting of tangible and intangible personal property, including without limitation its accounts receivable, franchises, permits, contracts and contract rights, subscriber accounts, customer/subscriber lists, inventory, equipment and general intangibles, all free and clear of any and all liens, claims, claims of infringement, charges, security interests and other encumbrances (the "Assets"). A true and complete list of the Company's material tangible Assets (other than real property) is set forth on Schedule 3.06. The Company owns or has the right to use the Assets pursuant to valid and enforceable written agreements.

         3.07 CONTRACTS AND COMMITMENTS. Except as set forth in Schedule 3.07 hereto, the Company is not a party to any written or oral (i) lease agreement;
(ii) royalty, distribution, agency, territorial or license agreement; (iii) contract or agreement (for employment or otherwise) with any officer, employee, director, professional person or firm, independent contractor, agent or advertising firm or agency; (iv) contract or collective bargaining agreement with any labor union or representative of employees; (v) severance policy in respect of employees; (vi) commitment, contract or agreement guaranteeing the payment or performance of the obligations of others; (vii) group health or life insurance, pension, profit sharing, retirement, medical, bonus, incentive, stock option or purchase plan, or other similar benefit plan in effect with respect to its employees or others; (viii) commitment, contract or agreement not made in the ordinary course of business; or (ix) contract or agreement which is not assignable to the Purchaser without the consent of the other party (the "Agreements"). There are no arrangements, agreements or commitments to which the Company is a party or by which it or the Assets are bound, other than the Agreements. Each of the Agreements is a valid and subsisting contract in full force and effect without modification and each party thereto has performed all obligations required to be performed by it and no default or event of default has occurred thereunder. True, complete and correct copies of all Agreements have been delivered to the Purchaser prior to the date hereof.

         3.08 NO ADVERSE CHANGES. Since December 31, 1999, there has not been:
(i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets;
(iii) any increase in the rate of compensation or commission payable or to become payable to any salesman, agent, employee or other person hired or engaged, or any payment of any bonus, profit sharing or other extraordinary compensation to any employee; (iv) any sale, lease, abandonment or other disposition of any asset of the Company (other than in the ordinary course of business of the Company), or mortgages or pledges of or the imposition of any lien on any of the Company's assets; or (v) any debt or liability, whether absolute or contingent, incurred by the Company, except current liabilities incurred (and obligations under agreements entered into) in the ordinary course of business.

         3.09 AGENTS. Annexed hereto as Schedule 3.09, is a true and correct list of all agents of the Company ("Agents"), setting forth the name of each Agent and the terms of agency, including duration and compensation arrangements. The Company has no outstanding liability to any of its Agents, except as set forth on Schedule 3.09 and Company will pay such liabilities on or prior to the date hereof.

         3.10 PROPRIETARY RIGHTS. The Company owns, or has the rights to use, all methods, processes and general know-how presently utilized by it in the conduct of the pre-paid phone card distribution business (the "Business"), and the Company owns such trademarks, trade names and service marks (collectively, the "Proprietary Rights") as are necessary to conduct the Business and are set forth on Schedule 3.10. There have been no claims made against the Company or the Company Shareholder, and neither the Company nor the Company Shareholder has received any notice, that any of the Proprietary Rights is invalid or conflicts with the asserted rights of others. The Proprietary Rights are adequate and sufficient to permit the Company to conduct its business as now operated, and no other rights of the kind enumerated above are utilized or required by the Seller in its operations.

         3.11 CUSTOMERS AND SALES. Set forth on Schedule 3.11 annexed hereto is a true, complete and correct list of the ten (10) largest customers of the Company for the past year, with an Accounts Receivable Aging Summary, as of December 7, 2000. Neither the Company nor the Company Shareholder has any information and is not aware of any facts indicating that any of these customers intends to cease doing business with the Company, or materially alter the amount of the business it is presently doing with the Company.

         3.12 MANUFACTURERS, ETC. Set forth on Schedule 3.12 annexed hereto is a true, complete and correct list of the ten (10) largest distributors, suppliers or manufacturers (collectively, "Third Parties") for the Company for the past year. Neither the Company nor the Company Shareholder has any information and is not aware of any facts indicating that any of the Third Parties intends to cease doing business with the Company, or materially alter the amount of business it is presently doing with the Company.

         3.13 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as set forth on Schedule 3.13, none of the Company, the Company Shareholder or any affiliate of either such parties, or any officer, director or employee of the Company, or any spouse, child, or other relative of any of these persons, has any direct or indirect interest in any Third Party, or in any person with whom the Company does business.

         3.14 REAL PROPERTY. Schedule 3.14 sets forth, with respect to each parcel of real property owned, leased or otherwise used in the Business, (i) the record owner; (ii) the location and street address; (iii) the nature of Company's interest therein; (iv) the use of the property; (v) the instrument under which Company acquired its rights in the real property (deed, lease, easement or otherwise); (vi) the lessor, with respect to any lease, or the grantor, with respect to any other property interest other than fee simple; and
(vii) Company's good faith estimate of the fair market value thereof. Company has good and marketable title in fee simple absolute to all real property owned by it, or good and valid leasehold rights in all real property leased by it, that is used in the Business. Except as set forth on Schedule 3.14, none of the real property included in the Assets is subject to any security interest, mortgage, title defect or other encumbrance. Neither Company nor the Landlord under any Lease to which Company is a party is in default or has intentionally breached any promises of such Lease. To Company's knowledge, none of such real property has been used or operated in violation of any applicable environmental law, regulation or requirement. For purposes of this Agreement, "Company's knowledge" or similar words means the actual knowledge, after due inquiry, of the Company's president or chief financial officer.

         3.15 INVENTORY AND EQUIPMENT. All inventory and equipment of the Company is usable in the ordinary course of the Business and has been operated and maintained in accordance with applicable law.

         3.16 ACCOUNTS RECEIVABLE. All of the Company's accounts receivable are bona fide and are attributable to transactions in the ordinary course of the Business and are collectible when due in the ordinary course without offset, credit, deduction, discount or counterclaim of any kind. All of the Company's accounts receivable have been billed under the name Reliable Networks, Inc.

         3.17 PERMITS. A true and complete list of all permits, licenses and governmental authorizations utilized by the Company in the Business is listed on
Schedule 3.17. All of such licenses, permits and governmental authorizations are in full force and effect, and the Company is not subject to any fines, penalties or waivers in connection therewith.

         3.18 LEGAL PROCEEDINGS. Except as set forth on Schedule 3.18, attached hereto, there is no suit, action or proceeding pending or to Company's knowledge threatened against the Company or otherwise involving the Business or any of the Assets of the Company; nor is there any judgment, decree, injunction, rule or order or any investigation or proceeding of any court, governmental department, agency or instrumentality involving the Company, the Assets or the Business.

         3.19 CONDUCT OF BUSINESS. The Company is, and the Business has been operated, in compliance in all material respects with all applicable federal, state and local laws, regulations, ordinances and other legal requirements (including without limitation environmental laws and regulations) except where any non-compliance would not have a material adverse effect on the Company, any of the Assets or the Business. The Company does not conduct and has not conducted any business other than the Business. The name "Reliable Networks, Inc." is the only name that has been used in the conduct of the Business during the past five (5) years. No affiliate of the Company, or of any officer, director or shareholder of the Company, or any of its affiliates, is a party, directly or indirectly, to any transaction with the Company with respect to the Business, other than as an employee of the Company or any of its affiliates, except as set forth on Schedule 3.19 hereto.

         3.20 TAXES. The Company has filed all federal, state and local tax returns required to be filed with respect to the operation of the Business, and such returns accurately reflect all taxes due. The Company is not delinquent in the payment of any tax relating to the Business. No deficiency has been proposed, asserted or assessed, and no tax audit been proposed or conducted, with respect to any such tax during the last six (6) years. The Company is not part of a consolidated group for tax purposes. The Company has delivered to the Purchaser true and complete copies of all tax returns filed by it with respect to the three complete tax years preceding the date of this Agreement.

         3.21 EMPLOYEE INFORMATION. The Company has fewer than 50 employees, and compliance with the federal or any state "WARN" Act is not required in connection with the transactions contemplated hereby. Schedule 3.21 contains a true and complete list of (i) all Company's employees, their titles or positions, dates of hire, current compensation (salary, bonus and fringe benefits), accrued vacation days and other benefits; (ii) all written employment, consulting, non-competition, benefit or other arrangements with any employee or former employee of the Company; (iii) all oral arrangements with any employees of the Company together with a reasonably detailed summary of the terms thereof. The Company has delivered to the Purchaser true and complete copies of all written agreements described on Schedule 3.21. The Company is not a party to any union agreement and is not aware of any labor dispute (current, threatened or anticipated) with or organizational activity by or on behalf of any of its employees. Neither the Company nor the Business is the subject of any legal proceeding relating to employment discrimination or unfair labor practice charges or claims, and no factual basis exists therefor. There are no labor strikes or other labor troubles or grievances now pending or, to the Company's or the Company Shareholder's knowledge, threatened against the Seller.

         3.22 INVESTMENT MATTERS. The Company Shareholder (i) is acquiring the Merger Shares and Additional Shares, if any, for investment purposes only and not with a view to distribution, (ii) has had access to sufficient information concerning the Parent and its business to evaluate the risks and merits inherent in accepting the Merger Shares and Additional Shares, if any, as part of the Merger Consideration, (iii) is aware that the Merger Shares and Additional Shares, if any, to be issued to the Company Shareholder are restricted securities and as such have not been registered under the Act and cannot be offered for sale or sold without registration under the Act and all applicable state securities laws or pursuant to an applicable exemption from registration.

         3.23 CONSENTS. The Company has obtained all of the necessary consents and approvals, and made all filings and notices, required to effectuate the transactions contemplated by this Agreement which are set forth on Schedule 3.23.

         3.24 ASSETS AND LIABILITIES. At the time of the Closing, the Company's accounts payable and other liabilities do not exceed the Company's inventory (valued at cost), cash and accounts receivable (other than the 90 Day A/R) by greater than $50,000.

         3.25 COMPLETE REPRESENTATIONS; FULL DISCLOSURE. The Company has not failed to disclose any fact that would render any of the representations or warranties herein misleading in any material respect or which would be material to the Purchaser in order for the Purchaser to enjoy the title, possession and full benefits of the Business and the Assets.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         In order to induce the Company and Company Shareholder to enter into this Agreement, the Purchaser hereby represents and warrants, as follows:

         4.01 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser taken as a whole. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser. Schedule 4.01 sets forth each jurisdiction where the Purchaser is qualified to do business as a foreign corporation. The Purchaser has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Purchaser. The Purchaser has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

         4.02 CAPITALIZATION. The authorized capital stock of the Purchaser consists of 1,000 shares of common stock, par value $.01 per share (the "Purchaser Shares"), all of which were issued and outstanding as of the date hereof and held of record and beneficially by the Parent, and shall remain that way through the Closing Date. All of the issued and outstanding Purchaser Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Purchaser Shares, there are no shares of capital stock of the Purchaser issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Purchaser to issue, transfer, sell or pay any amount with respect to any of its securities.

         4.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and Shareholders of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the

Purchaser in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

         4.04 NO VIOLATIONS. Except for the filing and recordation of a Certificate of Merger as required by the NYBCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which it or its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, or any of its properties or assets.

         4.05 FINANCIAL REPRESENTATION. The Purchaser was organized on September 15, 2000, has had no operations and has performed no other acts other than those incident to its organization. Purchaser's only asset is the $10 which the Parent paid for the 1,000 issued and outstanding shares of the Purchaser's common stock, par value $.01 per share and the Purchaser has no liabilities.

         4.06 FULL DISCLOSURE. No representation, warranty or covenant made by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE PARENT

         In order to induce the Company and Company Shareholder to enter into this Agreement, the Parent hereby represents and warrants, as follows:

         5.01 ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent taken as a whole. The Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent and its subsidiary taken as a whole. Schedule 5.01 sets forth each jurisdiction where the Parent is qualified to do business as a foreign corporation. The Parent has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Parent.

         5.02 CAPITALIZATION. The authorized capital stock of the Parent consists of 40,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share (of which 1,500 shares have been designated series B convertible preferred stock). Of this authorized capital stock, 21,186,209 shares of Common Stock and 625 shares of series B convertible preferred stock, are issued and outstanding as of the date hereof. All of the issued and outstanding securities of Parent have been validly issued, fully paid and non-assessable and are free of preemptive rights. Except for (i) the aforementioned shares of common stock and preferred stock, or (ii) as disclosed in the Parent's Registration Statement on Form SB-2, declared effective by the SEC on June 23, 2000 (the "SB-2 Registration Statement") and 10-QSB of the Parent for the period ended September 30, 2000 (the "10-QSB"), copies of which have been provided to the Company, or (iii) as set forth in
Schedule 5.02 hereof, there are no shares of capital stock of the Parent issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Parent to issue, transfer, sell or pay any amount with respect to any of its securities. The Merger Shares and Additional Shares, if any, when issued and delivered in accordance with this Agreement, will be duly and validly issued and such common stock will be fully paid and non-assessable.

         5.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of

Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

         5.04 NO VIOLATIONS. Except for the filing and recordation of a Certificate of Merger as required by the NYBCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Parent of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Parent nor the consummation by the Parent of the transactions contemplated hereby nor compliance by the Parent with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Parent, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Parent is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, or any of its properties or assets.

         5.05 FINANCIAL STATEMENTS. The SB-2 Registration Statement and 10-QSB, copies of which have been provided to the Company Shareholder, contain the most recent financial statements of the Parent. Each of such financial statements has been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered, except as otherwise noted therein.

         5.06 LITIGATION. Except as set forth in the Registration Statement, there are no actions, suits, or proceedings pending against, or to the knowledge of the Parent, threatened against the Parent before any court or arbitrator or any governmental body, agency or official required to be disclosed therein.

         5.07 ABSENCE OF CERTAIN CHANGES. Except for: (i) transactions, changes, events, obligations and liabilities contemplated by this Agreement; (ii) transactions, changes, events, obligations and liabilities disclosed in the Registration Statement; (iii) transactions, changes, events, obligations and liabilities which individually or in the aggregate, have not had a material adverse effect on the Parent:

                  a) There have been no changes in the business, condition (financial or otherwise), operations, manner of conduct of business or operations, assets or liabilities of the Parent, other than changes in the ordinary course of business;

                  b) No liability or obligation of the Parent has been paid, discharged or incurred other than in the ordinary course of business;

                  c) There has been no damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the business or property of the Parent; and

                  d) The Parent has not sold, mortgaged, pledged or subjected to any lien or other encumbrance or otherwise transferred any material assets or properties used in the conduct of its business.

         5.08 FULL DISCLOSURE. No representation, warranty or covenant made by the Parent in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

         5.09 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has delivered or made available to the Company Shareholder a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Parent with the SEC (the "Parent SEC Reports"), which constitute all of the documents that the Parent has been required to file with the SEC. As of their respective dates, the Parent SEC Reports (i) complied in all material respects with the requirements of the Act or the Exchange Act of 1934, as amended, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements) and fairly present (subject, in the case of the unaudited interim, financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent)) the consolidated financial position of the Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended.

                                   ARTICLE VI

                                    COVENANTS

         6.01 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         6.02 ADDITIONAL COVENANTS.

                  a) Employees. Except as indicated on Schedule 6.02, the Company has terminated all of its employees immediately prior to the Closing. The Company expressly acknowledges that except as expressly set forth in this Agreement and on Schedule 6.02, the Purchaser is not hiring any of the Company's employees (contract or otherwise), and the Company Shareholder is retaining all obligations, responsibility and liability for any and all fees, commissions, bonuses, vacation and benefits (including under health and other benefit plans) accrued or owing to any of the Company's employees (contract or otherwise) and/or agents or contractors as of the date hereof.

                  b) Check Endorsements. The Company hereby appoints the Purchaser and its employees and representatives, effective as of the Closing Date, as the Company's attorneys-in-fact, with full power of substitution to endorse the Company's name on any checks payable to the Company or its order with respect to any of the Company's accounts receivable or any of its assets. Said appointment, being coupled with an interest, is irrevocable. At Purchaser's request the Company shall execute and deliver any other agreement or other instrument requested by the Purchaser to effect or perfect said power-of-attorney.

                                   ARTICLE VII

                            DELIVERIES AT THE CLOSING

         7.01 MUTUAL DELIVERIES. Each party is delivering to the other herewith, as applicable, the following:

                  a) A certificate of an officer certifying that (i) each of the representations and warranties made by such party in this Agreement is true and accurate as of the Closing Date, with a representation or warranty being true and accurate to the extent that the aggregate effect of any inaccuracies as of the applicable date does not constitute a material adverse effect on the Business or the Assets; and (ii) such party has performed all covenants and agreements set forth in this Agreement to be performed by it prior to or as of such date;

                  b) An opinion of counsel dated as of the Closing Date, such opinion to be delivered by the Company and Company Shareholder to be substantially in the form of Exhibit F hereto, and the opinion to be delivered by Purchaser and Parent to be substantially in the form of Exhibit G hereto;

                  c) A certificate of such party's secretary or assistant secretary certifying that attached thereto is a list of all officers authorized to sign any documents in connection herewith and genuine specimen signatures thereof and that attached thereto is a true and complete copy of resolutions duly adopted by the directors and shareholders, as appropriate, authorizing the transactions contemplated by this Agreement;

                  d) An executed copy of the Employment Agreement with the Purchaser, to be effective as of the Closing Date; and

                  e) An executed copy of the Lock-up Agreement, as set forth in
Section 2.02(b) hereof.

         7.02 ADDITIONAL DELIVERIES BY THE COMPANY. In addition to the items set forth in Section 7.01 hereof, the Company is delivering herewith the following items to the Purchaser:

                  a) Such other instruments or documents as the Purchaser has reasonably requested in accordance with the terms and provisions hereof;

                  b) Financial statements, audited by a certified public accountant acceptable to the Purchaser, consisting of Statements of Cash Flows and Income Statements for at least the last three (3) year period and Balance Sheets for at least the last two (2) year period;

                  c) A true and complete accounts receivable aging report and inventory list, updated no later than one (1) day prior to the Closing Date;

                  d) Stock certificates representing all of the issued and outstanding shares of common stock of the Company.

         7.03 ADDITIONAL DELIVERIES BY THE PURCHASER AND PARENT. In addition to the items set forth in Section 7.01 hereof, the Purchaser and the Parent are delivering herewith to the Company Shareholder, the Merger Consideration, as applicable, in accordance with the provisions of Section 1.07 above.

                                  ARTICLE VIII

                                    INDEMNITY

         8.01 INDEMNITY. The Company Shareholder shall indemnify and hold the Purchaser and Parent harmless from and against any demand, claim, action, damage or liability, exceeding, in the aggregate, the sum of $25,000 (including without limitation reasonable attorney's fees) ("Purchaser and Parent's Damages"), which are asserted against or imposed upon or incurred by the Purchaser or Parent, to the extent resulting from (a) a breach of any representation, warranty or covenant of the Company or Company Shareholder set forth herein, (b) any undisclosed litigation, legal proceeding or claim against the Purchaser or Parent relating to the Company, the Business or the Assets and relating to the period prior to the Closing Date, or (c) any undisclosed liability or obligation relating to the period prior to the Closing Date; provided, however, that the Company Shareholder shall indemnify and hold harmless the Purchaser and Parent for unpaid income tax obligations of the Company for the period between January 1, 2000 and the Closing Date, only to the extent such claims exceed $450,000.

         8.02 INDEMNIFICATION PERIOD. Such indemnification shall continue for a period of one (1) year from the Closing Date, except with respect to (i) tax matters, for which the indemnification period shall be governed by the applicable statute of limitations, and (ii) securities matters regarding any information furnished by the Company Shareholder in writing specifically for use in the preparation of a Registration Statement, as set forth in Section 2.06 hereof.

         8.03 INDEMNIFICATION PROCEDURE. The Purchaser or Parent shall promptly notify the Company Shareholder of any such claim; provided, however, that the failure to give such notice shall not affect the Purchaser's and/or Parent's right to indemnification, unless the Company or Company Shareholder shall have been actually prejudiced as a result of such failure. If the claim is as a result of a third party matter, the Company Shareholder shall be entitled to participate in the defense thereof, and, if it so chooses, to assume the defense thereof with counsel that the Company Shareholder selects, subject to the Purchaser or Parent's reasonable approval, and subject to Purchaser or Parent's right to participate in such defense and to employ its own counsel, at its own expense, separate and apart from the Company Shareholder's counsel. The Purchaser and/or Parent shall have the right to withhold any payment of the Deferred Cash Payment or of obligations under the Notes pending final resolutions of any claim for indemnity hereunder and to offset any such claim against obligations to pay the Cash Consideration. To the extent that an adjustment to the Merger Consideration has been made pursuant to Section 1.08 hereof, the Purchaser or Parent shall not be entitled to indemnification under this section for such amounts.

                                   ARTICLE IX

                    RESTRICTIVE COVENANT AND CONFIDENTIALITY

         9.01 RESTRICTIVE COVENANT. Except as otherwise set forth in Section
10.01 hereof:

                  a) The parties confirm that it is reasonably necessary for the protection of the Purchaser and Parent that the Company and the Company Shareholder agree, and accordingly, the Company and the Company Shareholder hereby agree, that none of them will, directly or indirectly, within the United States of America, except for the benefit of the Purchaser and Parent, for a period beginning on the date hereof and ending two (2) years after the end of the period during which the Company Shareholder receives any compensation pursuant to the Employment Agreement:

                           (i) become an officer, director, stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer or otherwise, or (except for up to a 5% interest in a company whose shares are publicly traded) be interested in or associated with any other corporation, firm or business engaged in the same or any similar business competitive with the Purchaser's or Parent's business; or

                           (ii) solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of the Company or the Company Shareholder from persons who were customers of the Purchaser, Parent or the Company, or an affiliate of each of them at any time within one year prior to the date hereof, business similar to the business transacted by the Purchaser or Parent; or

                           (iii) solicit, entice, persuade or induce, directly or indirectly, any employee of the Purchaser, Parent or the Company or any affiliate thereof, or any other person, who was at any time, within one (1) year prior to the date thereof, then under contract with or rendering services to the Purchaser, Parent or any affiliate thereof, to terminate his or her employment, or contractual relationship with, the Purchaser or Parent or any affiliate thereof, or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to the Purchaser, Parent, or any affiliate thereof, or to become employed by or to enter into contractual relations with persons other than the Purchaser, Parent or any affiliate thereof.

                  b) The Purchaser and Parent shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to apply for an injunction, enjoining or restraining the Company or the Company Shareholder from any violation or threatened violation of this Section 9.01.

                  c) The Purchaser, Parent, Company and Company Shareholder acknowledge that the foregoing is reasonable in scope, necessary for the success of the business of the Purchaser and Parent and forms an essential part of the consideration for which the Purchaser and Parent are willing to enter into this Agreement and the Employment Agreement entered into on even date herewith with the Company Shareholder. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provision hereof, and in its reduced form this Section 9.01 shall be enforceable in the manner contemplated hereby.

         9.02 CONFIDENTIALITY. The parties hereby agree that any party hereto receiving Confidential Information (as defined hereunder) (the "Recipient Party"), relating to another party hereto (the "Disclosing Party"), will not at any time hereafter divulge to any third party, or use for its, his or her, as the case may be, own benefit or for the benefit of any third party, any knowledge or information concerning the business, accounts or finances of the Disclosing Party or concerning any of the materials, drawings, sketches, secrets, dealings, transactions, techniques, products, reports, developments or affairs of the Disclosing Party (the "Confidential Information"). Confidential Information shall not include any information: (i) that was available to the Recipient Party on a non-confidential basis prior or to contemporaneously with its disclosure by the Disclosing Party; or (ii) that becomes generally available to the public after its disclosure to the Recipient Party, other than as a result of a disclosure by such Recipient Party; or (iii) that becomes available to the Recipient Party from a source other than the Disclosing Party hereto after its disclosure to such Recipient Party; provided, however, that such source is not prohibited from so disclosing such information by a contractual, legal or fiduciary obligation.

                  a) In the event that a Recipient Party becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such party will use its, his or her, as the case may be, best efforts to provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section
9.02. In the event that such protective order or other remedy is not obtained, or that the Disclosing Party does not waive compliance with the provisions of this Section 9.02, the Recipient Party, will furnish only that portion of the Confidential Information which is legally required and the compelled party will exercise its, his or her, as the case may be, best efforts to obtain reliable assurances that confidential treatment will be accorded to the Confidential Information.

                  b) The Disclosing Party shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to apply for an injunction, enjoining or restraining the Recipient Party from any violation or threatened violation of this Section 9.02.

                  c) The Purchaser, Parent, Company and Company Shareholder acknowledge that the foregoing is reasonable in scope, necessary for the success of the Business and forms an essential part of the consideration for which the Purchaser and Parent are willing to enter into this Agreement and the Employment Agreement entered into on even date herewith with the Company Shareholder. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provision hereof, and in its reduced form this Section 9.02 shall enforceable in the manner contemplated hereby.

                                    ARTICLE X

                                   TERMINATION

         10.01 TERMINATION OF EMPLOYMENT AGREEMENT AFTER EFFECTIVE TIME, DUE TO DEFAULT IN PAYMENT. In the event that after the Closing payment in full of the principal and any accrued interest of the Deferred Cash Payment or the Notes has not been received by the Company Shareholder by either of their respective "Maturity Dates", as defined therein, or the payment of any Excess (as defined in Section 1.09 hereof) has not been made by the Parent when due, the Company Shareholder may at any time thereafter, until such payment is received, in addition to any other rights the Company Shareholder may have, give a thirty
(30) day written notice to cure to the Parent (the "Cure Period"). If the Parent does not cure such payment default within the Cure Period, by paying all of the outstanding principal and accrued interest then due, or the payment of the Excess, if any, then the Company Shareholder shall have the option to give written notice of termination of the Employment Agreement to the Purchaser and Parent, as per Section 11.08 hereof. Upon receipt of such notice by the Purchaser and Parent, the Purchaser and the Company Shareholder shall have no further obligation under the Employment Agreement, other then (i) the Purchaser's and Parent's obligations regarding compensation after termination, as set forth in Section 7(a) thereof; (ii) the restrictions on the Company Shareholder, set forth in Section 5(a) thereof, which shall continue for one hundred twenty (120) days after the date of termination; (iii) the restrictions on the Company Shareholder, set forth in Section 5(b) thereof, regarding Confidential Information (as defined therein) of the Company and/or Purchaser, which shall continue for one hundred twenty (120) days after the date of termination; and (iv) the restrictions on the Company Shareholder, set forth in Section 5(b) thereof, regarding Confidential Information (as defined therein) of the Parent. After the expiration of the one hundred twenty (120) day period set forth in this Section 10.01 the Company Shareholder's obligations under Section 9.01 hereof shall also cease. In the event of termination pursuant to this Section 10.01, upon expiration of such one hundred twenty (120) day period, the Company Shareholder shall regain the exclusive right to utilize the brand names listed on Schedule 10.01 attached hereto; provided, however, that the Parent and Purchaser shall have the right to continue to sell any and all then existing inventory of products utilizing such brand names.

         10.02 TERMINATION AFTER EFFECTIVE TIME DUE TO TERMINATION OF EMPLOYMENT. If the employment of the Company Shareholder is terminated by (i) the Purchaser for "Cause", pursuant to either Section 6(c)(i) or 6(c)(ii) of the Employment Agreement, or (ii) voluntarily by the Company Shareholder, without "Good Reason", as defined in Subsection 7(c) of the Employment Agreement, then:

                  a) If such termination occurs prior to the twentieth (20th) day after the Closing Date, then (i) other than as set forth in Sections 5 and 7 of the Employment Agreement, the parties thereto shall have no further obligation thereunder, (ii) the obligations of the Purchaser and Parent to make payments pursuant to both the Deferred Cash Payment and the Notes shall terminate, and the parties thereto shall have no further obligation thereunder,
(iii) the Company Shareholder shall have the right to retain all payments previously made by the Parent or Purchaser pursuant to Section 1.07(a) hereof; and (iv) the Parent may, at its sole discretion, within thirty (30) days after such termination, repurchase all of the Merger Shares at a purchase price of $.001 per share;

                  b) If such termination occurs on or after the twentieth (20th) day after the Closing Date, but prior to the ninetieth (90th) day after the Closing Date, then (i) other than as set forth in Sections 5 and 7 of the Employment Agreement, the parties thereto shall have no further obligation thereunder, (ii) the obligations of the Purchaser and Parent to make payments pursuant to the Notes shall terminate, and the parties thereto shall have no further obligation thereunder, (iii) the Company Shareholder shall have the right to retain all payments previously made by the Parent or Purchaser pursuant to Sections 1.07(a) and (b) hereof; and (iv) the Parent may, at its sole discretion, within thirty (30) days after such termination, repurchase all of the Merger Shares at a purchase price of $.001 per share;

                  c) If such termination occurs on or after the ninetieth (90th) day after the Closing Date, but prior to the six (6) month anniversary of the Closing Date, then (i) other than as set forth in Sections 5 and 7 of the Employment Agreement, the parties thereto shall have no further obligation thereunder, (ii) the obligations of the Purchaser and Parent to make payments pursuant to $500,000 Note shall terminate, and the parties thereto shall have no further obligation thereunder, (iii) the Company Shareholder shall have the right to retain all payments previously made by the Parent or Purchaser pursuant to Section 1.07(a), (b) and (c) hereof; and

(iv) the Parent may, at its sole discretion, within thirty (30) days after such termination, repurchase all of the Merger Shares at a purchase price of $.001 per share;

                  d) If such termination occurs on or after the six (6) month anniversary of the Closing Date, but prior to Appraisal Date, then (i) other than as set forth in Sections 5 and 7 of the Employment Agreement, the parties thereto shall have no further obligation thereunder, (ii) the Company Shareholder shall have the right to retain all payments previously made by the Parent or Purchaser pursuant to Section 1.07(a), (b), (c) and (d) hereof; and
(iii) the Parent may, at its sole discretion, within thirty (30) days after such termination, repurchase all of the Merger Shares at a purchase price of $.001 per share;

                  e) If such termination occurs on or after the Appraisal Date, but prior to the eighteen (18) month anniversary of the Closing Date, then (i) other than as set forth in Sections 5 and 7 of the Employment Agreement, the parties thereto shall have no further obligation thereunder, (ii) the Company Shareholder shall have the right to retain all payments previously made by the Parent or Purchaser pursuant to Section 1.07(a), (b), (c), (d) and (e) hereof; and (iii) the Parent may, at its sole discretion, within thirty (30) days after such termination, repurchase all of the Additional Shares, if any, at a purchase price of $.001 per share.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 SURVIVAL. Except as otherwise indicated in this Agreement, the representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive for a period of one (1) year after the execution and delivery of this Agreement.

         11.02 BROKERAGE FEES AND COMMISSIONS. The Purchaser and Parent hereby represent and warrant to the Company with respect to the Purchaser and Parent, and the Company and the Company Shareholder hereby represent and warrant to the Purchaser and Parent with respect to the Company, that no person or entity is entitled to receive from the Purchaser or Parent or the Company, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

         11.03 EXPENSES. The Company shall be responsible for all of the Purchaser's, Parent's, Company's and Company Shareholder's legal and accounting expenses incurred in preparing for, entering into and carrying out this Agreement, and the Purchaser shall cause said legal and accounting expenses to be paid within ten (10) days after the Closing Date.

         11.04 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including any other agreements referred to herein) (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that the Purchaser may assign its rights and obligations to Parent or any subsidiary of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

         11.05 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         11.06 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11.07 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to the Purchaser and/                  9278 Communications, Inc.
or the Parent:                            1942 Williamsbridge Road
                                          Bronx, New York 10461
                                          Attn.: Sajid Kapadia

With a copy to:                           Baer Marks & Upham LLP
                                          805 Third Avenue, 20th Floor
                                          New York, New York 10022
                                          Attn: Craig S. Libson, Esq.

If to the Company Shareholder:            Nasir Ghesani
                                          92-29 Queens Boulevard, Apt. 17H
                                          Rego Park, New York 11374


With a copy to:                           Todtman, Nachamie, Spizz & Johns, P.C.
                                          425 Park Avenue
                                          New York, New York 10022
                                          Attn: Alex Spizz, Esq.

If to the Company:                        Reliable Networks, Inc.
                                          92-29 Queens Boulevard, CU#10
                                          Rego Park, New York 11374
                                          Attn: Nasir Ghesani

With a copy to:                           Todtman, Nachamie, Spizz & Johns, P.C.
                                          425 Park Avenue
                                          New York, New York          10022
                                          Attn: Alex Spizz, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         11.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as they are applied to contracts to be performed entirely within such state, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         11.09 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         11.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement

         11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

         11.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereto and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement and Plan of Merger as of the date first set forth above.

                             RELIABLE NETWORKS, INC.



                             By: /s/ Nasir Ghesani
                                ------------------------------------------------
                                 Name:  Nasir Ghesani
                                 Title:  President



                                 /s/ Nasir Ghesani
                                ------------------------------------------------
                                 Nasir Ghesani


                             9278 COMMUNICATIONS, INC.



                             By: /s/ Sajid Kapadia
                                ------------------------------------------------
                                 Name:  Sajid Kapadia
                                 Title:  Chief Executive Officer

                             RELIABLE ACQUISITION CORP.



                             By: /s/ Sajid Kapadia
                                ------------------------------------------------
                                 Name:  Sajid Kapadia
                                 Title:  President